UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2008

FAVRILLE, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10445 PACIFIC CENTER COURT
SAN DIEGO, CALIFORNIA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 526-8000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 9, 2008, we received Nasdaq staff deficiency letters indicating that, for the last 30 consecutive days, the bid price for our common stock has closed below the minimum $1.00 per share requirement and has not maintained a minimum market value of publicly held shares of $5,000,000 as required for continued inclusion on the Nasdaq Global Market under Marketplace Rules 4450(a)(5) and (2). In accordance with Marketplace Rule 4450(e)(1), we have 90 calendar days, or until October 7, 2008, to regain compliance with the $5 million minimum market value requirement. In accordance with Marketplace Rule 4450(e)(2), we have 180 calendar days, or until February 9, 2009, to regain compliance with the minimum $1 price per share requirement. If we do not regain compliance, Nasdaq will provide written notification that our common stock will be delisted, after which we may appeal the staff determination to the Nasdaq Listing Qualifications Panel if we so choose.

A copy of the Company’s press release announcing receipt of the staff deficiency letter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits

99.1                           Press Release of the Registrant dated July 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAVRILLE, INC.

	By:	/s/ Tamara A. Seymour
Date: July 15, 2008		Tamara A. Seymour
Chief Financial Officer

INDEX TO EXHIBITS

99.1                           Press Release of the Registrant dated July 15, 2008